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                                                                     Exhibit 4.2
                          ALGORX PHARMACEUTICALS, INC.

                           INVESTOR RIGHTS AGREEMENT

      THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of this 28th day of October 2004, by and among ALGORX PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and BRIDGE PHARMA, INC. ("Bridge" or the "Holder").

                                   WITNESSETH

      WHEREAS, the Company and Bridge have executed that certain Collaboration, Development and License Agreement dated October 28, 2004 (the "CD&L Agreement") pursuant to which among other things, Bridge will license to the Company certain proprietary technology for consideration which includes a total of 1,600,000 shares of the Company's Common Stock (the "Equity Consideration").

      WHEREAS, the Company and Bridge have agreed to enter into a Common Stock Agreement to document the issuance of the Equity Consideration

      WHEREAS, the obligations in the Common Stock Agreement are conditioned upon the execution and delivery of this Agreement for the purpose of setting forth the terms and conditions pursuant to which Bridge shall be granted piggy-back registration rights; and

      WHEREAS, in connection with the consummation of the transaction contemplated under the Common Stock Agreement the Company and Bridge desire to facilitate the investor rights set forth in this Agreement by agreeing to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby further agree as follows:

SECTION 1. GENERAL.

      1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

            (a) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (b) "Holder" means Bridge or any permitted assignee of the Shares.

            (c) "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

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            (d) "Institutional Holders" means the holders of the Company's preferred stock, or Common Stock which the preferred stock is convertible into.

            (e) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

            (f) "Registrable Securities" means the Shares.

            (g) "Registration Expenses" shall mean all Company expenses incurred in complying with Sections 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

            (h) "SEC" or "Commission" means the Securities and Exchange Commission.

            (i) "Securities Act" shall mean the Securities Act of 1933, as amended.

            (j) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

            (k) "Shares" shall mean the Company's Common Stock issued pursuant to the Common Stock Agreement dated October __, 2004 by and between the Company and Bridge.

            (l) "Special Registration Statement" shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

      2.1 RESTRICTIONS ON TRANSFER

            (a) Holder agrees not to make any disposition of all or any portion of the Shares unless and until:

                  (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to

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the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require the transferee to be bound by the terms of this Agreement.

            (b) Each certificate representing Shares shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

            (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

            (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

      2.2 PIGGYBACK REGISTRATIONS. The Company shall notify the Holder of Shares in writing at least five (5) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford such Holder an opportunity to include in such registration statement all or part of the Shares held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Shares held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Shares by such Holder. If a Holder decides not to include all of its Shares in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terns and conditions set forth herein.

            (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise

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the Holders of Shares. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Institutional Holders; third, to the Holders on a pro rata basis based on the total number of Shares held by the Holders; and fourth, to any stockholder of the Company (other than a Holder or Institutional Holder) on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

            (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.

      2.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to Section 2.2 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

      2.4 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five
(5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (b) such Holder (together with its affiliates) holds less than 1% of the Company's outstanding Common Stock and (c) all Registrable Securities held by and issuable to such Holder (and its affiliates) may be sold under Rule 144 (without reference to 144(k)) during any ninety (90) day period.

      2.5 INDEMNIFICATION. In the event any Shares are included in a registration statement under Section 2.2:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the partners, officers and directors of the Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the

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following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, partner, officer, director, underwriter or controlling person of the Holder.

            (b) To the extent permitted by law, the Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other shareholder selling securities under such registration statement or any of such other shareholder's partners, directors or officers or any person who controls such shareholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such shareholder, or partner, director, officer or controlling person of such other shareholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder under an instrument duly executed by the Holder and stated to be specifically for use in connection with such registration; and the Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or the shareholder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.5 exceed the net proceeds from the offering received by such Holder.

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            (c) Promptly after receipt by an indemnified party under this
Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.

            (d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by the Holder exceed the net proceeds from the offering received by the Holder.

            (e) The obligations of the Company and Holder under this Section 2.5 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation."

      2.6 "MARKET STAND-OFF" AGREEMENT. The Holder hereby agrees that it shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by the Holder (other than those included in the registration) for a period specified by the representative of the underwriters of the Company's Common Stock (or

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other securities) not to exceed two hundred twenty (220) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that such agreement shall apply only to the Company's initial public offering.

SECTION 3. MISCELLANEOUS.

      3.1 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

      3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

      3.3 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

      3.4 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      3.5 AMENDMENT. The Company and Bridge may amend, modify or alter any of the provisions of this Agreement, but only by a written instrument that explicitly refers to this Agreement and is approved and duly executed by both parties hereto.

      3.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) for stockholders who are residents of the United States, (A) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (B) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or (iv) for stockholders who are foreign residents, one (1) day after deposit with a recognized international overnight courier, specifying next day delivery, with verification of receipt.

      3.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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      3.8 FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

      3.9 FACSIMILE SIGNATURES, This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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      IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS
AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                               INVESTOR:

ALGORX PHARMACEUTICALS, INC.           BRIDGE PHARMA, INC.

Signature: /s/ Paul Hamelin            Signature: /s/ Gunnar Aberg
           ---------------------                 ------------------------------

By: Paul Hamelin                       By:    Gunnar Aberg
--------------------------------          -------------------------------------
Title: Pres. & COO                     Title:  CEO Bridge Pharma, Inc.

Address: 500 Plaza Drive               Address: 902 Contentt St.
         Secaucus, NJ 07094-3619                Sarasota, FL 34242